Exhibit 99.1

ABIOMED ANNOUNCES Q3 FY 2017 REVENUE OF $114.7 MILLION, UP 34% OVER PRIOR YEAR

-    Largest Quarterly Sequential Revenue Increase in Company History

DANVERS, Mass. — January 26, 2017 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported third quarter fiscal 2017 revenue of $114.7 million, an increase of 34% compared to revenue of $85.8 million for the same period of fiscal 2016. Third quarter fiscal 2017 GAAP net income was $15.4 million or $0.34 per diluted share, compared to GAAP net income of $10.6 million or $0.23 per diluted share for the prior year period.

Financial and operating highlights during the third quarter of fiscal 2017 include:

•	Fiscal third quarter worldwide revenue from Impella heart pumps totaled $109.2 million, an increase of 35% compared to revenue of $81.0 million during the same period of the prior fiscal year. U.S. revenue from Impella pumps grew 34% to $100.3 million and U.S. patient usage grew 32%.

•	Outside the U.S., revenue from Impella heart pumps totaled $8.9 million and was up 47%, predominantly from Germany, which grew 80% in revenue from the prior fiscal year.

•	The installed base for Impella 2.5™ heart pumps in the U.S. grew by an additional 20 hospitals, which made initial purchases of Impella heart pumps, bringing the installed customer base to 1,119 sites. The installed customer base for Impella CP® heart pumps grew by 49 new U.S. hospitals, bringing the total number of Impella CP sites to 972.

•	An additional 8 sites made initial purchases of Impella RP® heart pumps during the quarter, bringing the total number of sites to 120.

•	Gross margin for third quarter fiscal 2017 was 83.4% compared to 85.1% in the prior year period.

•	Operating income for the third quarter of fiscal 2017 was $25.4 million, or 22.2% operating margin, compared to $17.5 million, or 20.4% operating margin in the prior year period.

•	The Company generated $22.0 million in cash, cash equivalents and marketable securities, totaling $258.9 million as of December 31, 2016, compared to $236.9 million at September 30, 2016. The Company currently has no debt.

•	On October 31, 2016, Abiomed launched the Impella Quality (IQ) Assurance Program. The mission of the program is to improve real-world outcomes in Protected PCI and cardiogenic shock patients through training, education and utilization of clinical guidelines, protocols and best practices derived from observational quality assurance data (IQ), Institutional Review Board (IRB) approved registry data (cVAD) and Investigational Device Exemption (IDE) approved FDA studies.

•	On December 7, 2016, Abiomed announced that the Impella CP received expanded FDA Approval for High-Risk Percutaneous Coronary Intervention (PCI) Procedures

“These are the best of times for Abiomed, because the high risk patient population has been validated and only now with our regulatory approvals can we educate and train our customers to improve the standard of care through hemodynamic support. We began building this field of heart recovery less than one year ago and in the medical technology industry history demonstrates the impact of FDA approvals on adoption”, said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “What makes Abiomed unique is Impella’s ability to be used effectively in a Hub and Spoke model to achieve Protected PCI and heart muscle recovery in your community.”

FISCAL YEAR 2017 OUTLOOK

The Company is increasing the lower end of its fiscal year 2017 revenue guidance with the new range of $440 million to $445 million, an increase in revenue of 34% to 35% from the prior year. This compares to the prior increased forecast of $435 million to $445 million. The Company projects revenue to be around $122 million for the fourth quarter of fiscal 2017 and is maintaining its fiscal year guidance for GAAP operating margin in the range of 18% to 20%.

CONFERENCE CALL

The Company will host a conference call to discuss the results on Thursday, January 26, 2017, at 8:00 a.m. EDT. Michael R. Minogue, Chairman, President and Chief Executive Officer; Michael Tomsicek, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. EST January 26, 2017 through 11 a.m. EST on January 29, 2017. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 44227123.

The ABIOMED logo, ABIOMED, Impella, Impella CP, and Impella RP are registered trademarks of Abiomed, Inc. in the U.S. and in certain foreign countries. Impella 2.5, Impella 5.0, and Recovering hearts. Saving lives. are trademarks of Abiomed, Inc.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg

Director, Investor Relations

978-646-1590

igoldberg@abiomed.com

Adrienne Smith

Senior Director, Public Relations and Corporate Communications

978-646-1553

adsmith@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	December 31, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$61,069	$48,231
Short-term marketable securities	179,640	163,822
Accounts receivable, net	50,178	42,821
Inventories	32,053	26,740
Prepaid expenses and other current assets	10,479	6,778

Total current assets	333,419	288,392
Long-term marketable securities	18,240	1,000
Property and equipment, net	60,909	23,184
Goodwill	30,562	33,003
In-process research and development	14,257	15,396
Long-term deferred tax assets, net	39,007	58,534
Other assets	4,570	4,422

Total assets	$500,964	$423,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,558	$9,381
Accrued expenses	34,539	28,382
Deferred revenue	9,004	8,778
Current portion of capital lease obligation	770	—

Total current liabilities	58,871	46,541
Other long-term liabilities	17	220
Contingent consideration	8,175	7,563
Long-term deferred tax liabilities	771	832
Capital lease obligation, net of current portion	15,750	—

Total liabilities	83,584	55,156
Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	435	426
Authorized - 100,000,000 shares; Issued - 45,081,996 shares at December 31, 2016 and 43,973,119 shares at March 31, 2016
Outstanding - 43,507,808 shares at December 31, 2016 and 42,596,228 shares at March 31, 2016
Additional paid in capital	546,796	508,624
Accumulated deficit	(61,858)	(99,075)
Treasury stock at cost - 1,574,188 shares at December 31, 2016 and 1,376,891 shares at March 31, 2016	(46,556)	(26,660)
Accumulated other comprehensive loss	(21,437)	(14,540)

Total stockholders’ equity	417,380	368,775

Total liabilities and stockholders’ equity	$500,964	$423,931

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Product revenue	$114,624	$85,789	$320,541	$235,569
Funded research and development	50	6	83	17

	114,674	85,795	320,624	235,586

Costs and expenses:
Cost of product revenue	18,987	12,744	51,366	35,756
Research and development	16,349	13,755	50,061	35,534
Selling, general and administrative	53,935	41,853	158,053	119,005

	89,271	68,352	259,480	190,295

Income from operations	25,403	17,443	61,144	45,291

Other income (expense):
Investment income, net	457	84	1,068	209
Other (expense) income, net	(34)	(29)	(225)	111

	423	55	843	320

Income before income taxes	25,826	17,498	61,987	45,611
Income tax provision	10,394	6,943	24,770	18,462

Net income	$15,432	$10,555	$37,217	$27,149

Basic net income per share	$0.36	$0.25	$0.86	$0.64
Basic weighted average shares outstanding	43,431	42,427	43,125	42,118

Diluted net income per share	$0.34	$0.23	$0.83	$0.61
Diluted weighted average shares outstanding	44,770	44,949	44,597	44,805